UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 4, 2011

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        2010 Year-End Bonuses for Named Executive Officers

On February 4, 2011, KBW, Inc. (the “Company”) granted 2010 year-end restricted stock awards to its named executive officers and principal financial officer (collectively, the “Named Executive Officers”). Such restricted stock awards were granted in accordance with the provisions of each of the Company’s Annual Incentive Plan and the 2009 Incentive Compensation Plan (the “Incentive Plan”) and pursuant to resolutions duly adopted by the compensation committee (the “Compensation Committee”) of the Company’s board of directors.

In addition, the Compensation Committee has approved 2010 year-end cash bonuses for each of the Named Executive Officers. However, receipt of such cash bonuses is subject to a future determination by the Compensation Committee that the performance conditions associated with such cash bonuses have been satisfied. Such performance conditions were established by the Compensation Committee during the first quarter of 2010, and have been described by the Company in previous filings with the Securities and Exchange Commission (the “SEC”).

The Compensation Committee is expected to make a determination regarding satisfaction of the 2010 cash bonus performance conditions at one of its upcoming meetings in February 2011, and the Company intends to disclose the results of such determination in a future SEC filing.

For each Named Executive Officer, the dollar amount of the 2010 cash bonus and the number of shares granted pursuant to the 2010 restricted stock award are as follows:

•	John G. Duffy, Chairman and Chief Executive Officer: $913,333 and 57,835 shares of restricted stock,

•	Thomas B. Michaud, Vice Chairman and Chief Operating Officer: $913,333 and 57,835 shares of restricted stock,

•	Andrew M. Senchak, Vice Chairman and President: $913,333 and 57,835 shares of restricted stock,

•	Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President: $891,000 and 21,743 shares of restricted stock, and

•	Mitchell B. Kleinman, General Counsel and Executive Vice President: $653,400 and 15,945 shares of restricted stock.

Award Agreements for 2010 Year-End Restricted Stock Awards

Pursuant to the Incentive Plan and restricted stock award agreements (the “Award Agreements”) entered into by and between the Company and each Named Executive Officer on February 4, 2011, the 2010 year-end restricted stock awards described above are scheduled to vest as follows: the first one-third installment of the shares has a vesting date of February 23, 2012, the second one-third installment has a vesting date of February 23, 2013, and the final one-third installment has a vesting date of February 23, 2014. However, vesting of such shares is subject to the provisions contained in the Award Agreements, certain terms of which are described below.

The Award Agreements provide that, with respect to each of the three installments of shares, in order to vest on its scheduled vesting date the Compensation Committee must first determine that the performance conditions associated with such vesting event have been satisfied. The Compensation Committee has not yet established such performance conditions, and it must do so within the first 90 days of 2011 to prevent the 2010 restricted stock awards from being automatically cancelled and forfeited by each Named Executive Officer.

The Compensation Committee is expected to establish performance conditions associated with these awards at one of its upcoming meetings in February 2011, which the Company intends to disclose in a future SEC filing. Each Award Agreement provides that, to the extent any performance-based conditions so established by the Compensation Committee impact the terms and conditions of the agreement, such agreement will be automatically amended in order to incorporate such performance conditions into the agreement without any further action by the parties thereto. Any such amendment will be effective as of the original date of the agreement.

In addition, under the Award Agreements, vesting shall accelerate on a change in control, death or permanent disability (as such terms are defined in the Incentive Plan). Unvested shares shall be forfeited on certain employment termination events, including termination for any reason (as set forth in the Incentive Plan) but excluding retirement (as defined in the Award Agreements).  Upon retirement, unvested shares will not be forfeited but will remain subject to the original vesting schedule and the satisfaction of the performance-based conditions referred to above.

The foregoing description of the Award Agreements is qualified by reference to the terms of the form of Award Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	Form of Restricted Stock Award Agreement, dated February 4, 2011, by and between KBW, Inc. and each Named Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 8, 2010

KBW, INC.
By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel